SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made the 11th day of December, 2025.

BETWEEN:

TERRA CAPITAL NATURAL RESOURCES FUND PTY LTD.
, with an office at Level 12, 25 Bligh St., Sydney, New South Wales 2000

(the "**Seller**")

AND:

STREAMEX CORP., a corporation existing under the laws of Delaware and having an office at 2431 Aloma Avenue, Suite 243, Winter Park, Florida 32792

(the "**Purchaser**")

WHEREAS:

A. The Seller is the beneficial owner of 12,671,297 common shares (the "**Purchased Shares**") in the capital of Empress Royalty Corp. ("**Empress**");

B. The Purchaser wishes to purchase and the Seller wishes to sell the Purchased Shares upon the terms and conditions herein contained;

C. The Seller and the Purchaser have agreed to use an exchange rate of 1 USD to 1.40 CAD to determine the Share Consideration; and

D. The Purchased Shares represent 9.9% of the issued and outstanding common shares of Empress.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Parties), the Parties agree as follows:

1. INTERPRETATION

1.1 Definitions

In this Agreement:

(a) **"Agreement"** means this agreement and any recitals to this agreement, as amended, supplemented or restated from time to time;

(b) **"Parties"** means the parties to this Agreement and **"Party"** means any one of them;

(c) **"Purchase Price"** means the aggregate value of the Share Consideration, as set forth in Section 2.1 of this Agreement;

(d) **"Purchased Shares"** has the meaning given to it in recital A to this Agreement; and

(e) **"Share Consideration"** has the meaning given to it in Section 2.1 of this Agreement.

1.2 Headings

The division of this Agreement into sections and the insertion of headings are for convenience only and do not form a part of this Agreement and will not be used to interpret, define or limit the scope, extent or intent of this Agreement.

1.3 Section References

Unless otherwise specified, references in this Agreement to **"Section(s)"** are to sections of this Agreement.

1.4 Number and Gender

Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5 Governing Law

This Agreement is governed exclusively by, and is to be enforced, construed and interpreted exclusively in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein, which will be deemed to be the proper law of this Agreement.

2. PURCHASE AND SALE

2.1 Purchase and Sale

Subject to and in accordance with the terms and conditions set forth in this Agreement, the Seller hereby sells, assigns and transfers the Purchased Shares to the Purchaser and the Purchaser hereby purchases the Purchased Shares with an aggregate value equal to C$17,106,251.62 in consideration for the issuance by the Purchaser of 2,443,750 restricted shares of common stock, par value $0.001 per share, of the Purchaser (the **"Share Consideration"**) with an aggregate value equal to US$12,218,751.16 (the "**Purchase Price**").

2.2 Delivery of Share Consideration

Concurrently with the execution of this Agreement, the Purchaser shall deliver the Share Consideration to the Seller by book-entry through its transfer agent (or, if mutually agreed, by physical certificate), subject to any applicable legends or restrictions under this Agreement or applicable law.

2.3 Delivery of Purchased Shares

Concurrently with the execution of this Agreement, the Seller shall deliver the Purchased Shares, to the Purchaser by book-entry through its transfer agent (or, if mutually agreed, by physical certificate), subject to any applicable legends or restrictions under this Agreement or applicable law.

2.3 Shareholder Rights

To the extent that the Seller holds any voting, dividend or other rights in respect of all or part of the Purchased Shares, including based on a record date fixed prior to the date hereof, the Seller irrevocably agrees that it will, as applicable, hold and exercise such rights for the sole benefit of, and as directed by, the Purchaser. The Seller shall take all reasonable steps to ensure compliance with this Section 2.3 and provide prompt notice to the Purchaser if it becomes aware of, or receives any correspondence (including providing copies thereof to the Purchaser) in connection with such rights. The Seller will not, and will not permit any other person to grant, issue or provide any proxy or power of attorney over any of the Purchased Shares, other than as may be approved by the Purchaser.

3. REPRESENTATIONS AND WARRANTIES

3.1 Seller's Representations and Warranties

The Seller represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

(a) Organization and Power – the Seller is duly organized and validly existing under the laws of its jurisdiction of organization and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

(b) Title to Shares – the Seller is the beneficial owner of all of the Purchased Shares, the Purchased Shares are fully paid and non-assessable and the Purchased Shares will be transferred to the Purchaser free and clear of any mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances or demands whatsoever;

(c) No Other Purchase Agreements or Restrictions on Transfer - no person, firm or corporation has, or will have, any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the Seller of any of the

Purchased Shares or any interest therein or right thereto owned by the Seller, other than the Purchaser pursuant to this Agreement and the Purchased Shares are not subject to any statutory holding period, restrictive legend, contractual lock up or other restriction on transfer except those restrictions on transfer as may be imposed by applicable securities laws and that do not restrict the sale and transfer of the Purchased Shares as contemplated herein. The sale of the Purchased Shares to the Purchaser is not a "distribution" within the meaning of the *Securities Act* (British Columbia) and no prospectus is required to be filed to qualify the Purchased Shares for public distribution in Canada and the Purchased Shares are and will be free from any hold periods in Canada;

(d) Due Authorization - the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been authorized by all necessary action on the part of the Seller;

(e) Subsequent Sales – The Seller agrees that the Share Consideration may be offered, sold or otherwise transferred only (I) pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), (II) to a person it reasonably believes is a qualified institutional buyer ("QIB") that purchases for its own account or for the account of a QIB and, if and for so long as the Share Consideration becomes eligible for resale pursuant to Rule 144A of the Securities Act ("Rule 144A"), to whom notice is given that the transfer is being made in reliance on Rule 144A, (III) pursuant to offers and sales that occur outside the United States in compliance with Regulation S under the Securities Act; or (IV) pursuant to an exemption from registration, including Rule 144 under the Securities Act (if available), in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

(f) Enforceable Agreement - this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable by the Purchaser against the Seller in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

(g) No Other Agreements – there are no agreements, commitments or understandings between the Seller and the Purchaser, or their respective affiliates or any other person acting on their behalf, other than this Agreement; and

(h) Brokerage Fees – there are no brokerage fees or commissions payable in connection with the sale of the Purchased Shares by the Seller pursuant to this Agreement.

3.2 Purchaser's Representations and Warranties

The Purchaser represents and warrants to the Seller as follows and acknowledges that the Seller is relying on such representations and warranties in connection with the sale of the Purchased Shares:

(a) Organization and Power - the Purchaser is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

(b) Title to Shares – the Purchaser is the beneficial owner of all of the Share Consideration and the beneficial interest to the Share Consideration will be transferred to the Purchaser free and clear of any mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances or demands whatsoever;

(c) Due Authorization - the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been authorized by all necessary action on the part of the Purchaser;

(d) Enforceable Agreement - this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable by the Seller against the Purchaser in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

(e) No Other Purchase Agreements or Restrictions on Transfer - no person, firm or corporation has, or will have, any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the Purchaser of any of the Share Consideration or any interest therein or right thereto owned by the Purchaser, other than the Seller pursuant to this Agreement and the Share Consideration is not subject to any statutory holding period, restrictive legend, contractual lock up or other restriction on transfer except those restrictions on transfer as may be imposed by applicable securities laws and that do not restrict the sale and transfer of the Share Consideration as contemplated herein; and

(f) Brokerage Fees – there are no brokerage fees or commissions payable in connection with the purchase of the Purchased Shares by the Purchaser pursuant to this Agreement.

4. GENERAL PROVISIONS

4.1 Indemnification

(a) The total liability of each of the Seller and the Purchaser for claims under this Agreement shall not exceed the Purchase Price, and any such claims must be brought within twelve (12) months following the date hereof.

(b) The Seller shall indemnify, defend, and hold harmless the Purchaser and its representatives, directors, officers, partners, members, controlling persons, and affiliates (collectively, the "**Purchaser Indemnified Persons**") for, and shall pay to the Purchaser Indemnified Persons the amount of any loss, liability, claim, damage, penalties, fines, judgments (at equity or at law, including statutory and common), damages whenever arising or incurred (including amounts paid in settlement), and expenses (including reasonable attorneys' fees) (collectively, "**Damages**"), to the extent the Damages are actually sustained by any of the Purchaser Indemnified Persons and arise from any breach of any representation or warranty made by the Seller in this Agreement.

(c) The Purchaser shall indemnify, defend, and hold harmless the Seller and its representatives, directors, officers, partners, members, controlling persons, and affiliates (collectively, the "**Seller Indemnified Persons**") for, and shall pay to the Seller Indemnified Persons the amount of any Damages, to the extent the Damages are actually sustained by any of the Seller Indemnified Persons and arise from any breach of any representation or warranty made by the Purchaser pursuant to this Agreement.

4.2 Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, among the Parties with respect to the subject matter of this Agreement except as specifically set out herein.

4.3 Waiver and Consent

No consent or waiver, express or implied, by any Party to or of any breach or default by another Party of any or all of its obligations under this Agreement will be valid unless it is in writing, nor will it eliminate or modify the need for a specific consent or waiver in any other or subsequent instance.

4.4 Amendments

This Agreement may not be amended except by written agreement among all the Parties.

4.5 Assignment

No Party may assign any right, benefit or interest in this Agreement without the written consent of the other Party.

4.6 Expenses

Each Party will bear the responsibility for its own expenses in connection with the transactions contemplated by this Agreement.

4.7 Binding Effect

This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

4.8 Further Assurances

Each Party will, at its own expense, execute and deliver all such further agreements and documents and do such further acts and things as may be reasonably required to give effect to this Agreement.

4.9 Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile or electronic transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the Parties had delivered an executed original Agreement.

[*Signature page follows.*]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

TERRA CAPITAL NATURAL RESOURCES FUND PTY LTD.

By: /s/ Jeremy Bond
Name:
Title: Jeremy Bond, Director

STREAMEX CORP.

By: /s/ Henry McPhie
Name: Henry McPhie
Title: CEO